Exhibit 99.1

Tidewater to Present at the Scotia Howard Weil 43rd Annual Energy Conference

NEW ORLEANS, March 16, 2015 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Scotia Howard Weil 43rd Annual Energy Conference in New Orleans, Louisiana on Monday, March 23, 2015, at approximately 2:30 p.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenter.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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